IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT

BEFORE MR JUSTICE DAVID RICHARDS

Dated: 23 January 2014

No. 7321 of 2013

IN THE MATTER OF XENETIC BIOSCIENCES PLC AND IN THE MATTER OF THE COMPANIES ACT 2006

ORDER

UPON THE APPLICATION by Part 8 Claim Form dated 22 October 2013 of Xenetic Biosciences Plc (the "Company") whose registered office is situated at London Bioscience Innovation Centre, 2 Royal College Street, London NWl ONH.

AND UPON HEARING Counsel for the Company.

AND UPON READING the said Claim Form and the evidence.

AND UPON General Sales & Leasing, Inc. appearing by Counsel for the Company, being also its respective Counsel for this purpose, submitting to be bound by the scheme of arrangement hereinafter sanctioned and undertaking to the Court to be bound thereby and to execute or procure to be executed all such documents and to do or procure to be done all such acts or things as may be necessary or desirable to be executed or done by it or on its behalf for the purpose of giving effect to the said scheme of arrangement.

THE COURT HEREBY SANCTIONS the scheme of arrangement as set forth in Schedule 1 hereto in accordance with the provisions of the Companies Act 2006 (the "Act").

THE COURT HEREBY ORDERS that the reduction of the capital of the Company resolved on and effected by a special resolution passed at a general meeting of the Company held on 17 December 2013 be and the same is hereby confirmed in accordance with the provisions of the Act.

AND THE COURT HEREBY APPROVES the statement of capital set forth in Schedule 2 hereto.

AND IT IS ORDERED that this Order be produced by the Company to the Registrar of Companies and that the Company deliver an office copy hereof to him together with a copy of the said statement of capital.

AND THIS COURT DIRECTS pursuant to Section 650 of the Act that the Registrar of Companies do register this Order insofar as it confirms the reduction of capital of the Company notwithstanding the fact that the effect of this order is to reduce the issued share capital of the Company below the authorised minimum.

AND IT IS ORDERED that notice of the registration by the Registrar of Companies of this Order and of the said statement of capital be published by the Company in "The Times" newspaper within 21 days after such registration.

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SCHEDULE

SCHEME OF ARRANGEMENT

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PART 4

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION COMPANIES COURT

No 7321 of 2013

IN THE MATIER OF XENETIC BIOSCIENCES PLC

and

IN THE MATIER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006) between

XENETIC BIOSCIENCES PLC

and

THE HOLDERS OF SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(A)                In this Scheme, the following expressions have the meanings stated, unless they are Inconsistent with the subject or context:

"business day''	a day on which London Stock Exchange pie Is open for the transaction of business;

"Code"	the City Code on Takeovers and Mergers of the United Kingdom;

"Companies Act"	the Companies Act 2006, as amended;

"Company" or "Xenetic"	Xenetic Biosciences pie, incorporated in England and Wales with company registration number 03213174;

"Court"	the High Court of Justice in England and Wales;

"Court Hearing"	the hearing by the Court at which the Court order is made;

"Court Meeting"	the meeting of the Scheme Shareholders (and any adjournment thereon convened pursuant to an order of the Court under Part 26 of the Companies Act for the purpose of considering and, W thought fit, approving this Scheme;

"Court Order"	the order of Court sanctioning this Scheme under Part 26 of the Companies Act and confirming the reduction of the Company's capital by the cancellation of the Scheme Shares under section 648 of the Companies Act;

"Effective Date"	the date on which this Scheme becomes effective In accordance with clause 5 of this Scheme;

"Group"	Xenetic and Its subsidiaries;

"GSL"	General Sales & Leasing, Inc. a company incorporated in the state of Nevada, US;
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"GSL Consideration Shares"	the New GSL Shares to be issued credited as fully paid to Scheme Shareholders pursuant to the Scheme and the Equivalent Document (expected to be up to a maximum of 130,520,137 New GSL shares assuming Xenetic does not Issue further shares);

"GSL Group"	GSL and its subsidiaries;

"GSL Shares"	Common Stock of GSL with a par value of US$0.001 per share;

“GMT”	Greenwich Mean Time;

"Holder''	a registered holder of Shares Including a person entitled by transmission;

"New GSL Shares"	new GSL Shares of Common Stock with a par value of US$0.01 proposed to be Issued and credited as fully paid pursuant to the share consolidation of GSL (before the Scheme becomes Effective);

"New Shares"	the new ordinary shares of 0.5 pence each In the capital of the Company to be Issued In accordance with clause 1.2 of this Scheme;

"Reduction of Capital"	the reduction of the share capital of the Company by the cancellation and extinguishing of the Scheme Shares, provided for In clause 1.1 of this Scheme;

"Scheme"	this scheme of arrangement under Part 26 of the Companies Act between the Company and the Scheme Shareholders in its present form or with or subject to any modification, addition or condition agreed between the Company and GSL and approved or Imposed by the Court;

"Scheme Record Time"	6.00 p.m. GMT on the business day before the Court Hearing;

"Scheme Shareholders"	holders of Scheme Shares;

"Scheme Shares"

the aggregate of:

i.            the Shares in Issue at the date of this Scheme;

ii.            the Shares ( any) Issued after the date of this Scheme and prior to the Voting Record Time; and

iii.            the Shares (if any) issued on or after the Voting Record Time and prior to the Scheme Record Time either on terms that the original Holder or any subsequent Holder thereof shall be bound by this Scheme or in respect of which the Holder thereof shall have agreed In writing to be bound by this Scheme, in each case other than any Shares which are registered in the name of or beneficially owned by GSL or any member of the GSL Group;

"Shares"	ordinary shares of 0.5 pence each in the capital of the Company;

"Statement of Capital"	the statement of capital (approved by the Court) showing as altered by the Court Order in so far as it confirms the Reduction of Capital, the information required by section 649 of the Companies Act with respect to Xenetic's share capital;
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"subsidiary"	has the meaning ascribed to it in the Companies Act; and

"Voting Record Time"	6.00 p.m. GMT on the day which us two working days before the date of the Court Meeting or, If the Court Meeting Is adjourned, 6.00 p.m. GMT on the day which Is two working days before the date of such adjourned meeting.

(B)                References to "clauses" are to clauses of this Scheme and references to time are to London time. Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof.

(C)                GSL has agreed to be represented by Xenetic's counsel at the Court Hearing, to consent to the Scheme and to undertake to the Court to be bound thereby and to execute and do, or procure to be executed and done, all such documents, acts and things as may be necessary or desirable to be executed or done by It or on its behalf for the purpose of giving effect to this Scheme.

(D)                As at the date of this document GSL does not hold, and no member of the GSL Group holds, any Shares.

(E)                The provisions of this Scheme are subject to the Court confirming the Reduction of Capital and, accordingly, they may not be Implemented until a certified copy of the Court Order (together with a statement of capital has been delivered to, and registered by, the Registrar of Companies.

THE SCHEME

1.     Cancellation of the Scheme Shares

1.1                 The share capital of the Company shall be reduced by cancelling and extinguishing all of the Scheme Shares.

1.2                 Subject to and forthwith upon the said Reduction of Capital taking effect, and notwithstanding anything to the contrary In the Company's articles of association, the reserve arising In the books of account of the Company as a result of the said Reduction of Capital shall be capitalised and applied In paying up In full at par such number of New Shares as shall be equal to the number of Scheme Shares cancelled pursuant to clause 1.1 of this Scheme, which shall be allotted and issued credited as fully paid (free from all liens, charges, equitable Interests and encumbrances) to GSL and/or Its nominee(s).

2.     Consideration for cancellation of the Scheme Shares

2.1                 In consideration of the cancellation of the Scheme Shares pursuant to clause 1.1 of this Scheme and the allotment and Issue to GSL and/or its nominee(s) of the New Shares, GSL shall, contingently upon the Reduction of Capital provided for in clause 1.1 of this Scheme taking effect (and subject as hereinafter provided) In accordance with clause 5 of this Scheme, issue to each holder of Scheme Shares (as appearing In the register of members of the Company at the Scheme Record Time):

for every 176 Scheme Shares: 56 GSL Consideration Shares

2.2           The provisions of this clause 2 of the Scheme shall be subject to any prohibition or condition Imposed by law.

3.     Certificates and cancellation

With effect from and including the Effectwe Date, all certfficates representing Scheme Shares shall cease to have effect as documents of title or to be valid for any purpose and each holder of Scheme Shares shall be bound at the request of the Company to deliver up the same to the Company or to any person nominated by the Company for cancellation or to destroy the same.

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4.     Settlement

4.1                 In the case of Scheme Shares which at the Scheme Record Time are held in certificated form, any GSL Consideration Shares to which Shareholders are entitled pursuant to the Scheme will be issued on the Effective Date. Certificates for the GSL Consideration Shares will be despatched by post no later than 14 days after the Effective Date in prepaid envelopes addressed to the persons thereto entitled at their respective addresses, as appearing In the register of members of Xenetic at the Scheme Record Time (or, in the case of joint holders, to the address of that joint holder whose name stands first In the said register In respect of such joint holding).

Pending the despatch of certificates for GSL Consideration Shares, temporary documents of title will not be issued and transfers of GSL Consideration Shares in certificate form will be certified against the register of GSL. Every holder of Xenetic Shares will be bound at the request of Xenetic to deliver up to Xenetic the existing certificate(s) for cancellation or to destroy the certificate(s). Euroclear will also be instructed to cancel the entitlements to Xenetic Shares cancelled as part of the Scheme.

4.2                 In the case of Scheme Shares which at the Scheme Record Time are held in uncertificated form, GSL will procure that Scheme Shareholders will be issued any GSL Consideration Shares to which he or she Is entitled In certificated form In the same way as set out in clause 4.1 above.

4.3                 The provisions of this clause 4 of this Scheme shall take effect subject to any prohibition or condition imposed by law or regulation.

5.     The Effective Date

5.1                This Scheme and Reduction of Capital, which it includes, shall become effective in accordance with its terms as soon as the following shall have occurred, In the following order, that:

(a)	a copy of the Court Order sanctioning this Scheme shall have been delivered to the Registrar of Companies; and
(b)	a copy of the Court Order (insofar as it relates to the Capital Reduction) and the Statement of Capital shall have been delivered to the Registrar of Companies.

5.2                Unless this Scheme shall become effective on or before 5.00 p.m. London time on 30 June 2014 (or such later date, if any as GSL and the Company may agree and the Court may allow), this Scheme shall never become effective.

6. Modification

GSL and the Company may jointly consent, on behalf of all persons affected, to any modification of, or addition to, this Scheme or to any condition approved or imposed by the Court.

Dated: 21 November 2013

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SCHEDULE

STATEMENT OF CAPITAL

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In accordance with section 644 &649 of the Companies Act 2006	SH19 Statement of Capital
A fee is payable with form. Please see ‘How to pay’ on the last page.

What this form is for

You may use this form as a statement of capital for a private limited company reducing its capital supported by a solvency statement; or for a private or public limited company reducing its capital supported by a court order.

		What this form is NOT for You cannot use this form to complete a statement of capital for a company re-registering for unlimited to limited.	For further information, please refer to our guidance at www.companieshouse.gov.uk
1	Company Details
Company number	03213174		Filling in this form Please complete in typescript or in bold black capitals. All fields are mandatory unless specified or indicated by *
Company name in full	XENETIC BIOSCIENCES PLC
Statement of capital
Section 2 (also Section 3 and Section 4 if appropriate) should reflect the company’s share capital as reduced by resolution.

2	Statement of capital (Share capital in pound sterling (£))
Please complete the table below to show any class of shares held in pound sterling. If all your issued capital is in sterling, only complete Section 2 and then go to Section 5.
Class of shares (E.g. Ordinary/Preference ect.)	Amount paid up on each share (1)	Amount (if any) unpaid on each share (1)	Number of shares (2)	Aggregate nominal value (3)
SEE CONTINUATION PAGE
Totals				€
3	Statement of capital (share capital in other currencies)
Please complete the table below to show any class of shares held in other currencies. Please complete a separate table for each currency.
Currency
Class of shares (E.g. Ordinary/Preference ect.)	Amount paid up on each share (1)	Amount (if any) unpaid on each share (1)	Number of shares (2)	Aggregate nominal value (3)
SEE CONTINUATION PAGE
Totals
(1) Including both the nominal value and any share premium. (2) Total number of issued shares in this class. (3) Number of shares issued multiplied by nominal value of each share.			Continuation page Please use a Statement of Capital continuation page if necessary

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SH19 Statement of Capital
Currency
Class of shares (E.g. Ordinary/Preference ect.)	Amount paid up on each share (1)	Amount (if any) unpaid on each share (1)	Number of shares (2)	Aggregate nominal value (3)
SEE CONTINUATION PAGE
Totals
(1) Including both the nominal value and any share premium. (2) Total number of issued shares in this class. (3) Number of shares issued multiplied by nominal value of each share.			Continuation page Please use a Statement of Capital continuation page if necessary
4	Statement of Capital (Totals)		(4) Total aggregate nominal value Please list total aggregate values in different currencies separately. For example: £100+€100+$10 ect.
Please give the total number of shares and total aggregate nominal value of issued share capital
Total number of shares
Total aggregate nominal value (4)
5	Statement of capital (Prescribed particulars of rights attached to shares)
Please give the prescribed particulars of rights attached to shares of each class of share shown in the statement of capital share tables in Section 2 and Section 3.

(5) Prescribed particulars of rights attached to shares

The particulars are:

a.       Particulars of any voting rights, including rights that arise only in certain circumstances;

b.       Particulars of any rights, as respects dividends, to participate in a distribution;

c.        Particulars of any rights, as respects capital, to participate in a distribution (including on winding up); and

d.       Whether the shares are to be redeemed or are liable to be redeemed at the option of the company or the shareholder and any terms or conditions relating to redemption of these shares.

A separate table must be used for each class of share.

Please use a Statement of capital continuation page if necessary.

Class of share	£0.005 Ordinary
Prescribed particulars (5)	The shares have attached to them full voting, dividend and capital distribution (including on winding up) rights, they do not confer any rights of redemption.
Class of share
Prescribed particulars (5)

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SH19 Statement of Capital
Class of share

(1) Prescribed particulars of rights attached to shares

The particulars are:

a.       Particulars of any voting rights, including rights that arise only in certain circumstances;

b.       Particulars of any rights, as respects dividends, to participate in a distribution;

c.        Particulars of any rights, as respects capital, to participate in a distribution (including on winding up); and

d.       Whether the shares are to be redeemed or are liable to be redeemed at the option of the company or the shareholder and any terms or conditions relating to redemption of these shares.

A separate table must be used for each class of share.

Please use a Statement of capital continuation page if necessary.

Prescribed particulars (1)
Class of share
Prescribed particulars (1)
6	Signature
I am signing this form on behalf of the company.

(2) Societas Europaea

If the form is being filed on behalf of a Societas Europaea (SE), please delete ‘director’ and insert details of which organ of the SE the person signing had membership

(3) Person authorized

Under either section 270 or 274 of the Companies Act 2006

Signature	/s/ Pinsent Masons LLP
This form may be signed by: Director (2), Secretary, Person authorized (3), manager
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Presenter information		Important information
You do not have to give and contact information, but if you do it will help Companies House if there is a query on the form. The contact information you give will be visible to searchers of the public record.		Please note that all information on this form will appear on the public record.
Contact Name	Maria Nefeli Bernitsa	€ How to Pay
Company Name	Pinsent Masons LLP	A fee of £10 is payable to Companies House to reduce the share capital by Court Order or by Solvency Statement Make cheques or postal order payable to ‘Companies House.’
Address	30 Crown Place	Where to Send
Post Town	London

You may return this form to any Companies House address, however for expediency we advise you to return it to the appropriate address below:

For companies registered in England and Wales:

The Registrar of Companies, Companies House,

Crown Way, Cardiff, Wales, CF14 3UZ.

DX 33050 Cardiff.

For companies registered in Scotland:

The Registrar of Companies, Companies House,

Fourth floor, Edinburgh Quay 2,

139 Fountainbridge, Edinburgh, Scotland, Eh3 9FF.

DX ED235 Edinburgh 1

Or LP – 4 Edinburgh (Legal Post).

For Companies registered in Northern Ireland:

The Registrar of Companies, Companies House,

Second Floor, The Linenhall, 32-38 Linenhall Street,

Belfast, Northern Ireland, Bt2 8BG,

DX 481 N.R. Belfast 1.

Country/Region
Postal Code	EC2A 4ES
Country
DX	157620 Broadgate 3
Telephone	020 7418 7050
Checklist
We may return forms completed incorrectly or with information missing.

Please make sure that you have the remembered the following:

[ ] The company name and number match the information held on the public Register.

[ ] You have completed the relevant sections of the statement of capital.

[ ] You have signed the form.

[ ] You have enclosed the correct fee.

Further Information

For further information, please see the guidance note on the website at www.compannieshouse.gov.uk or email enquires@companieshouse.gov.uk

This form is available in an alternative format. Please visit the forms page on the website at www.companieshouse.gov.uk

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In accordance with section 644 &649 of the Companies Act 2006	SH19 – Continuation page Statement of Capital
	Statement of capital
Please complete the table below to show any class held in other companies. Please complete a separate table for each currency.
Currency	GBP
Class of shares (E.g. Ordinary/Preference ect.)	Amount paid up on each share (1)	Amount (if any) unpaid on each share (1)	Number of shares (2)	Aggregate nominal value (3)
Odinary	0.01	0.00	1	0.005

Totals			1	0.005
(1) Including both the nominal value and any share premium. (2) Total number of issued shares in this class. (3) Number of shares issued multiplied by nominal value of each share.

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No. 7321 of 2013
IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT
IN THE MATTER OF XENTIC BIOSCIENCES PLC AND THE MATER OF THE COMPANIES ACT 2006 _____________________________
ORDER _____________________________

Pinsnet Masons LLP 30 Crown Place London EC2A 4ES
Ref RCM/639114.07005

Solicitors to the Company

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